UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2010, Cinedigm Digital Funding I, LLC (“CDF I”), an indirectly wholly-owned, special purpose, non-recourse subsidiary of Cinedigm Digital Cinema Corp. (the "Company"), entered into a definitive credit agreement (the “2010 Credit Agreement”) with Société Générale, New York Branch, as co-administrative agent and paying agent for the lenders party thereto and certain other secured parties, and General Electric Capital Corporation (“GECC”), as co-administrative agent and collateral agent (the “Collateral Agent”) for the lenders party thereto and certain other secured parties, and the lenders party thereto.  Pursuant to the 2010 Credit Agreement, CDF I borrowed term loans (the “Term Loans”)  in the principal amount of $172,500,000.  These Term Loans are non-recourse to the Company.  The proceeds of the Term Loans were used by CDF I to pay all costs, fees and expenses relating to the transaction and to pay $157,456,081.74 to Christie/AIX, Inc. (“C/AIX”), an indirectly wholly-owned subsidiary of the Company, as part of the consideration for the acquisition by CDF I of all of the assets and liabilities of C/AIX pursuant to a Sale and Contribution Agreement between CDF I and C/AIX.  C/AIX acquired all of the outstanding membership interests in CDF I pursuant to this Sale and Contribution Agreement.  The excess of the fair market value of the assets transferred to CDF I over the amount of cash paid to C/AIX has been treated as a capital contribution by C/AIX to CDF I. CDF I also entered into a Management and Services Agreement (the “Management Services Agreement”) with the Company, pursuant to which the Company will provide certain management services and accounting, technical, operational, general and administrative services to CDF I.

C/AIX, in turn, repaid all of its outstanding obligations with respect to a credit agreement (the “2006 Credit Agreement”) dated as of August 1, 2006, as amended, with GECC, as administrative agent and collateral agent for the lenders party thereto and the lenders party thereto and a Subordinated Loan Agreement dated as of August 9, 2007 with Christie Digital Systems, Inc., and its intercompany obligations owed to the Company. Certain proceeds of the Term Loans in the amount of approximately $3.8 million were placed into a special blocked account of the Company.  The Company intends to use such funds to finance the purchase, acquisition or installation of satellite dishes, equipment or infrastructure, in order to support its digital cinema delivery business unit.  The proceeds of the 2006 Credit Agreement were used in connection with the Company’s Phase I deployment of its digital systems, to pay transaction fees and expenses related to the 2006 Credit Agreement, and for certain other specified purposes.  In accordance with the terms of the 2006 Credit Agreement, C/AIX paid a prepayment penalty of approximately $1.1 million.

Under the 2010 Credit Agreement, each of the Term Loans will bear interest, at the option of CDF I and subject to certain conditions, based on the base rate (generally, the bank prime rate) plus a margin of 2.50% or the Eurodollar rate (subject to a floor of 1.75%), plus a margin of 3.50%.  All collections and revenues of CDF I are deposited into a special blocked account, from which amounts are paid out on a monthly basis to pay certain operating expenses and principal, interest, fees, costs and expenses relating to the 2010 Credit Agreement according to certain designated priorities.  On a quarterly basis, if funds remain after the payment of all such amounts, they will be applied to prepay the Term Loans.  After certain conditions are met, CDF I may use up to 50% of the remaining funds to pay dividends or distributions to C/AIX.  The Term Loans mature and must be paid in full by April 29, 2016.  In addition, C/AIX may prepay the Term Loans, without premium or penalty, in whole or in part, subject to paying certain breakage costs, if applicable.

The 2010 Credit Agreement also requires each of CDF I’s existing and future direct and indirect domestic subsidiaries (the "Guarantors") to guarantee, under a Guaranty and Security  Agreement dated as of May 6, 2010 by and among CDF I, the Guarantors and the Collateral Agent (the “Guaranty and Security Agreement”), the obligations under the 2010 Credit Agreement, and all such obligations to be secured by a first priority perfected security interest in all of the collective assets of CDF I and the Guarantors, including real estate owned or leased, and all capital stock or other equity interests in C/AIX, CDF I and CDF I’s subsidiaries.  In connection with the 2010 Credit Agreement, Access Digital Media, Inc. (“ADM”), a wholly-owned subsidiary of the Company and the direct parent of C/AIX, entered into a pledge agreement dated as of May 6, 2010 in favor of the Collateral Agent (the “ADM Pledge Agreement”) pursuant to which ADM pledged to the Collateral Agent all of the outstanding shares of common stock of C/AIX, and C/AIX entered into a pledge agreement dated as of May 6, 2010 in favor of the Collateral Agent (the “C/AIX Pledge Agreement”) pursuant to which C/AIX pledged to the Collateral Agent all of the outstanding membership interests of CDF I.

The 2010 Credit Agreement contains customary representations, warranties, affirmative covenants, negative covenants and events of default, as well as conditions to borrowings.

On May 6, 2010, the Company entered into an Amendment and Restatement Agreement between the Company and Sageview Capital Master L.P. (the “Note Amendment”) pursuant to which it amended and restated the senior secured note previously issued to Sageview Capital Master L.P. in the aggregate principal amount of $75,000,000 (the “Sageview Note” and, as so amended and restated, the “Amended and Restated Sageview Note”). The purpose of the Note Amendment was to, among other things, (i) require mandatory prepayments relating to certain servicing fees received by the Company, (ii) permit funds to be set aside to finance the purchase, acquisition or installation of  satellite dishes, equipment and infrastructure, (iii) deposit certain additional  funds into an existing interest reserve account and (iv) permit the transactions involving CDF I and C/AIX described above to occur.

The foregoing descriptions of the Credit Agreement, the Guaranty and Security Agreement, the ADM Pledge Agreement, the C/AIX Pledge Agreement, the Note Amendment, and the Amended and Restated Sageview Note do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, and 4.4, respectively, and are incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 6, 2010, C/AIX terminated the 2006 Credit Agreement, as described more fully in Item 1.01 above and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2010, the Company issued the Amended and Restated Sageview Note pursuant to which the Company borrowed $75,000,000.  The terms of the amendments effected by the Amended and Restated Sageview Note are described more fully in Item 1.01 above and the Amended and Restated Sageview Note, which are incorporated by reference herein.

Item 8.01	Other Events.

On May 6,  2010, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.		Description

4.1	--
Guaranty and Security Agreement, dated as of May 6, 2010, among Cinedigm Digital Funding I, LLC and each Grantor from time to time party thereto and General Electric Capital Corporation, as Collateral Agent.

4.2	--	Pledge Agreement, dated as of May 6, 2010, between Access Digital Media, Inc. and General Electric Capital Corporation, as Collateral Agent.
4.3	--	Pledge Agreement, dated as of May 6, 2010, between Christie/AIX, Inc. and General Electric Capital Corporation, as Collateral Agent.
4.4*	--	Amended and Restated Note issued to Sageview Capital Master L.P. by Cinedigm Digital Cinema Corp. dated May 6, 2010.
10.1	--
Credit Agreement, dated as of May 6, 2010, among Cinedigm Digital Funding I, LLC, the Lenders party thereto and Société Générale, New York Branch, as co-administrative agent and paying agent for the lenders party thereto, and General Electric Capital Corporation, as co-administrative agent and collateral agent for the lenders and secured parties thereto.

10.2	--	Amendment and Restatement Agreement, dated as of May 6, 2010, between Cinedigm Digital Cinema Corp. and Sageview Capital Master L.P.
99.1	--	Press Release dated May 6, 2010.

* Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM DIGITAL CINEMA CORP.
Dated: May 11, 2010	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Senior Vice President – Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description

4.1	--
Guaranty and Security Agreement, dated as of May 6, 2010, among Cinedigm Digital Funding I, LLC and each Grantor from time to time party thereto and General Electric Capital Corporation, as Collateral Agent.

4.2	--	Pledge Agreement, dated as of May 6, 2010, between Access Digital Media, Inc. and General Electric Capital Corporation, as Collateral Agent.
4.3	--	Pledge Agreement, dated as of May 6, 2010, between Christie/AIX, Inc. and General Electric Capital Corporation, as Collateral Agent.
4.4*	--	Amended and Restated Note issued to Sageview Capital Master L.P. by Cinedigm Digital Cinema Corp. dated May 6, 2010.
10.1	--
Credit Agreement, dated as of May 6, 2010, among Cinedigm Digital Funding I, LLC, the Lenders party thereto and Société Générale, New York Branch, as co-administrative agent and paying agent for the lenders party thereto, and General Electric Capital Corporation, as co-administrative agent and collateral agent for the lenders and secured parties thereto.

10.2	--	Amendment and Restatement Agreement, dated as of May 6, 2010, between Cinedigm Digital Cinema Corp. and Sageview Capital Master L.P.
99.1	--	Press Release dated May 6, 2010.

* Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.